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                                                                   EXHIBIT 10.18



                              MANAGEMENT AGREEMENT


         THIS MANAGEMENT AGREEMENT (the "Agreement") is entered into as of this 19th day of January, 1999, by and between Matria Healthcare, Inc., a Delaware corporation, (the "Company"), Lucor Holdings, LLC, a Georgia limited liability company ("Lucor"), Mark J. Gainor, a Georgia resident ("MJG"), and J. Michael Highland, a Georgia resident ("JMH").

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Company and certain subsidiaries of the Company have acquired substantially all of the assets of Gainor Medical Management, L.L.C., a Georgia limited liability company ("GMM"), including all of the equity interests of GMM's subsidiaries (the "Subsidiaries") pursuant to the terms of that certain Purchase and Sale Agreement (the "Purchase Agreement") dated as of December 21, 1998, by and among Company and GMM; and

         WHEREAS, MJG and JMH are stockholders, officers and directors of Lucor and expect to provide services to the Company hereunder through Lucor and are executing this Agreement solely for the purpose of agreeing to be bound by Sections 9 and 10 hereof; and

         WHEREAS, the execution and delivery of this Agreement is a material condition for the Company to enter into the Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereinafter set forth, Lucor and the Company hereto agree as follows:

         1. RETENTION OF MANAGER. Subject to each of the terms, conditions and provisions of this Agreement, the Company hereby retains Lucor and Lucor hereby agrees to be retained by the Company and the Subsidiaries to perform those managerial functions set forth in Section 4 of this Agreement.

         2.       TERM.

         2.1 Subject to the provisions for termination set forth herein, the term of this Agreement shall be from the date hereof through December 31, 2008.

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         2.2      The Company, by written notice to Lucor, authorized by a
majority of the directors other than those who are partners, principals or employees of Lucor (or an affiliate of Lucor), may terminate this Agreement for justifiable cause, which shall mean any of the following events: material breach by Lucor of any of its obligations hereunder (including, without limitation, failure to make available the services of MJG as provided in paragraph 4 below); misappropriation by Lucor of funds or property of the Company or the Subsidiaries, or other willful breach in the course of its duties hereunder; any attempt by Lucor, MJG or JMH to secure personal profit related to the business of the Company and not fairly disclosed to and approved by the Board of Directors of the Company or gross neglect by Lucor in the fulfillment of its obligations hereunder.

         2.3 Either party, by sixty (60) days' prior written notice to the other party, may terminate this Agreement effective as of the end of each calendar year during the Term hereof.

         3.       COMPENSATION.

         3.1 As compensation to Lucor for its management services to the Company and the Subsidiaries under this Agreement in 1999, the Company, on behalf of itself and the Subsidiaries, agrees to pay Lucor a fee at the annual rate of Eight Hundred Thousand Dollars ($800,000). Such fee shall be payable monthly in arrears, on or before the last day of each month, commencing on January 31, 1999. Payment shall be prorated for any partial month during the term hereof.

         3.2 For years subsequent to 1999, Lucor's compensation under this Agreement will be established by agreement between Lucor and the Board of Directors based on the level of compensation paid Lucor in 1999, the number of employees of Lucor providing management services to the Company, Lucor's performance in the previous year, inflation and other relevant factors.

         3.3 Compensation payable hereunder is intended to cover all expenses incurred by Lucor in connection with providing management services to the Company hereunder. Unless approved in advance by the Chief Executive Officer of the Company, the Company will not reimburse Lucor, MJG or JMH, for out-of-pocket or other costs and expenses (including travel expenses) incurred by it or any of its employees or affiliates in connection with (i) providing the services under this Agreement; or (ii) serving as an officer of the Company. Unbudgeted approved expenses as set forth in the preceding sentence shall be reimbursed, if reasonable, upon receipt by the Company of invoices from Lucor providing information reasonably required by the Company. Provided further, MJG acknowledges and agrees that as long as this Agreement is in effect, MJG shall not receive any Board of Directors' fees or participate in the Company's Director Stock Option Plan.




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         4.       DUTIES AS MANAGER. Lucor's duties under this Agreement shall include providing management services to the diabetes disease management and microsampling businesses operated by the Company, the Subsidiaries and Diabetes Management Services, Inc., with overall responsibility for the management of such businesses, subject to the direction and oversight of the Chief Executive Officer of the Company (the "Services"). Services shall include, without limitation, identifying and implementing other acquisition opportunities or joint ventures and business development projects agreed upon by Lucor and the Company's Chief Executive Officer. Lucor agrees that substantially the full-time services of its officer, MJG, will be included in the Services provided hereunder.

         5. AUTHORITY OF MANAGER. Except as may be authorized by the Chief Executive Officer of the Company, Lucor shall have no authority to enter into any agreement or to make any representation, commitment or warranty binding upon the Company or any Subsidiary or to obtain or incur any right, obligation or liability on behalf of the Company.

         6. INDEPENDENT CONTRACTOR. Lucor shall act as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services. Neither the Company nor any Subsidiary shall have any obligation to provide health insurance, life insurance, worker's compensation, or other benefits, or to pay or withhold employment taxes with respect to Lucor personnel. To the extent permitted by applicable law and the Company's insurance carriers, at the request of Lucor, the Company will include Lucor employees in Company's group health and worker's compensation programs, provided that Lucor shall pay the Company the Company's cost of providing such coverage upon the Company's invoice therefor.

         7. DISPUTES OVER REQUIRED EXPENDITURES WITH RESPECT TO CALENDAR YEAR 1999. Notwithstanding the limitations on Lucor's authority and the requirement that Lucor act under the direction of the Chief Executive Officer of the Company, as set forth above, any dispute over required expenditures with respect to calendar year 1999 shall be resolved in accordance with Section 1.5 of the Purchase Agreement.

         8.       BOOKS AND RECORDS.

                  (a) Lucor's books and records with respect to the Services and any reimbursable costs ("Books and Records") shall be kept at Lucor's office located at 2317 Forest Drive, Jonesboro, Georgia 30236. The Books



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         and Records shall be kept in accordance with recognized accounting principles and practices, consistently applied, and shall be made available for the Company or the Company's representatives' inspection and copying at all times during regular office hours. Lucor shall not be required to maintain the Books and Records for more than three (3) years after termination of this Agreement.

                  (b) Lucor shall have access at all reasonable times to the premises, business properties, assets, financial statements and other books and records of the Subsidiaries, to the extent necessary for Lucor to perform its duties hereunder, and the Company agrees to cause its officers and employees, and the officers and employees of the Subsidiaries and DMS, to cooperate with Lucor in carrying out its duties hereunder.

         9.       CONFIDENTIAL INFORMATION.

         9.1 The parties acknowledge that during the course of provision of the Services, the Company may disclose confidential information to Lucor, MJG and JMH or its affiliated companies. Lucor, MJG and JMH shall treat such information as the Company's confidential property and safeguard and keep secret all such information about the Company, including reports and records, customer lists, trade lists, trade practices, and prices pertaining to the Company's business coming to the attention or knowledge of Lucor, MJG or JMH because of any activities conducted by Lucor, MJG or JMH under or pursuant to this Agreement.

         9.2 Lucor, MJG and JMH shall exercise their best efforts and shall cause any of their affiliated companies to exercise their best efforts to prevent any confidential information from being disclosed to third parties, except as necessarily required in the performance of the Services and except under terms of confidentiality satisfactory to the Company. This obligation shall remain in effect until the Company shall release Lucor or its affiliated companies from their obligations under this paragraph 9, but in no event later than three (3) years after the completion of the Services. Lucor shall not use any of the Company's confidential information in any way that is detrimental to the interests of the Company, directly or indirectly, either during the term of this Agreement or at any time thereafter.

         10.      DEFINITIONS.

         10.1 For purposes of this Section 10, the following terms shall have the following respective meanings:




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                  (a)      "Competing Business" shall mean a business that,
         wholly or partly, directly or indirectly, is engaged in (i) providing, selling or marketing lancet or lancing devices, microsampling, sale of diabetes supplies or diabetic disease management; or (ii) designing, developing, manufacturing, testing, selling, marketing or distributing products or equipment relating thereto.

                  (b) "Competitive Position" shall mean: (i) Lucor's, MJG's or JMH's direct or indirect equity ownership (excluding ownership of less than one percent (1%) of the outstanding common stock of any publicly held corporation) or control of any portion of any Competing Business; or (ii) Lucor, MJG or JMH serving as a director, officer, consultant, lender, joint venturer, partner, agent, advisor or independent contractor of or to any Competing Business.

                  (c) "Covenant Period" shall mean the period of time commencing with the date of this Agreement and continuing for a period of three (3) years after the termination of this Agreement.

                  (d) "Restricted Territory" shall mean the United States, the United Kingdom and Germany.

         10.2 During the Covenant Period, Lucor, MJG and JMH, and each of them, agrees that he/it will not, without the prior written consent of the Company, either directly or indirectly, alone or in conjunction with any other person or entity, accept, enter into or attempt to enter into a Competitive Position in the Restricted Territory.

         10.3 During the Covenant Period, Seller, MJG and JMH, and each of them, agrees that it/he will not, without the prior written consent of the Company, either directly or indirectly, alone or in conjunction with any other person or entity, solicit any customer of the Subsidiaries (or any actively sought or prospective customer of the Subsidiaries) for or on behalf of any Competing Business to purchase any products offered by the Company.

         10.4 During the Covenant Period, Lucor, MJG and JMH, and each of them, agrees that it/he will not, without the prior written consent of the Company, either directly or indirectly, alone or in conjunction with any other person or entity, solicit or attempt to solicit any "key or material" employee, consultant, contractor or other personnel of the Company or the Subsidiaries to terminate, alter or lessen that party's affiliation with the Company or the Subsidiaries or to violate the terms of any agreement or understanding between such employee, consultant, contractor or other person and the Company or the Subsidiaries. For purposes of this Section



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10.4, "key or material" employees, consultants, contractors or other personnel shall mean those such persons or entities who have direct access to or have had substantial exposure to confidential information or trade secrets of the Company or the Subsidiaries.

         10.5 During the Covenant Period, Lucor, MJG and JMH, and each of them, shall not make any statement or other communication that impugns or attacks the reputation or character of the Company or the Subsidiaries, or materially damages the goodwill of the Company or the Subsidiaries, take any action that would interfere with any contractual, customer or referral source relationships of the Company or the Subsidiaries in a way, including, without limitation, any action that would result in a diminution of business, or otherwise take any action that is detrimental to the best interests of the Company or the Subsidiaries.

         11. INDEMNIFICATION. The Company agrees to indemnify and hold Lucor and its partners, officers, directors and agents harmless from damages, losses or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred or paid directly or indirectly, by Lucor as a result or arising out of any actions taken by Lucor in connection with the performance of the Services under this Agreement except to the extent that such actions resulted solely from the gross negligence or willful misconduct of Lucor. The Company hereby further agrees to reimburse Lucor for all reasonable fees and expenses (including attorneys' fees) incurred in connection with defending any such claim to which Lucor is a party, as such fees and expenses are incurred by Lucor.

         12.      NOTICES AND COMMUNICATIONS.

         12.1 All communications relating to the day-to-day activities necessary to render the Services shall be exchanged between the respective representatives of the Company and Lucor, who will be designated by the parties promptly upon commencement of the Services.

         12.2 All other notices, demands and communications required or permitted hereunder shall be in writing and shall be delivered personally to the respective representatives of the Company and Lucor set forth below or shall be mailed by registered mail, postage prepaid, return receipt requested. Notices, demands and communications hereunder shall be effective: (i) if delivered personally, on delivery; or (ii) if mailed, 48 hours after deposit thereof in the United States mail addressed to the party to whom such notice, demand, or communication is given. Until changed by written notice, all such notices, demands and communications shall be addressed as follows:



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                  If to the Company:

                           Matria Healthcare, Inc.
                           1850 Parkway Place, 12th Floor
                           Marietta, Georgia  30067
                           Attention:       General Counsel
                           Telephone:       (770) 767-8332
                           Telecopy:        (770) 767-7769

                  With a copy to:

                           Troutman Sanders LLP
                           NationsBank Plaza
                           600 Peachtree Street, N.E., Suite 5200
                           Atlanta, Georgia  30308-2216
                           Attention:       James L. Smith, III, Esq.
                           Telephone:       (404) 885-3111
                           Telecopy:        (404) 962-6687

                  If to Lucor:

                           Lucor Management Company, Inc.
                           2205 Highway 42 North
                           McDonough, Georgia  30253-0353
                           Attention:       Mark J. Gainor
                           Telephone:       (404) 474-0474
                           Telecopy:        (404) 474-1600

                  With a copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street
                           Suite 1400
                           Atlanta, GA  30307
                           Attention:       Philip H. Moise, Esq.
                           Telephone:       (404) 817-6141
                           Telecopy:        (404) 817-6050



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                  If to MJG:

                           Mark J. Gainor
                           2205 Highway 42 North
                           McDonough, Georgia  30253-0353
                           Attention:       Mark J. Gainor
                           Telephone:       (404) 474-0474
                           Telecopy:        (404) 474-1600

                  With a copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street
                           Suite 1400
                           Atlanta, GA  30307
                           Attention:       Philip H. Moise, Esq.
                           Telephone:       (404) 817-6141
                           Telecopy:        (404) 817-6050

                  If to JMH:

                           J. Michael Highland
                           2205 Highway 42 North
                           McDonough, Georgia  30253-0353
                           Telephone:       (404) 474-0474
                           Telecopy:        (404) 474-1600

                  With a copy to:

                           Nelson Mullins Riley & Scarborough, L.L.P.
                           999 Peachtree Street
                           Suite 1400
                           Atlanta, GA  30307
                           Attention:       Philip H. Moise, Esq.
                           Telephone:       (404) 817-6141
                           Telecopy:        (404) 817-6050

         13. ASSIGNMENTS. Lucor shall not assign this Agreement in whole or in part without the prior written consent of the Company, and the Company shall not assign this Agreement in whole or in part without the prior written consent of Lucor; provided, however, that such consent shall not be unreasonably withheld with respect to assignments to affiliates or wholly-owned subsidiaries; and provided further, that any such assignment shall not relieve the assignor of any of its obligations under this Agreement.




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         Subject to the foregoing, all the terms and conditions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

         14. APPLICABLE LAW AND SEVERABILITY. This document shall, in all respects, be governed by the laws of the State of Georgia applicable to agreements executed and to be wholly performed within the State of Georgia. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provisions contained herein and any contrary present or future statute, law, ordinance or regulation, the latter shall prevail, but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law.

         15. FURTHER ASSURANCES. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties hereto.

         16. ATTORNEYS' FEES. In the event any action is instituted by a party to enforce any of the terms and provisions contained herein, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the court.

         17. CAPTIONS. The captions appearing at the commencement of the paragraphs herein are descriptive only and for convenience and reference. Should there be any conflicts between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this document.

         18. MODIFICATIONS OR AMENDMENTS. No amendment, change or modification of this document shall be valid unless it is in writing and signed by all the parties hereto and expressly states that an amendment, change or modification of this Agreement is intended.

         19. SEPARATE COUNTERPARTS. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and be one and the same instrument.



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         20.      ENTIRE AGREEMENT. This Agreement shall constitute the entire understanding and agreement between the parties hereto and shall supersede any and all letters of intent, whether written or oral, pertaining to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.


                                            MATRIA HEALTHCARE, INC.


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------

                                            LUCOR HOLDINGS, LLC


                                            By:
                                               ------------------------
                                            Name:
                                                 ----------------------
                                            Title:
                                                  ---------------------


                                            ---------------------------
                                            MARK J. GAINOR


                                            ---------------------------
                                            J. MICHAEL HIGHLAND




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